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                                                                      EXHIBIT 10

          DEFINITIVE AGREEMENT BY AND BETWEEN LBI PROPERTIES, INC. AND
                        AMERIRESOURCES TECHNOLOGIES, INC.

         This Agreement ("Agreement") made as of this day, is by and between LBI Properties, Inc. a Florida Corporation ("Seller"), and AmeriResource Technologies, Inc. A Delaware Corporation ("Purchaser").

                                  INTRODUCTION

         WHEREAS, LBI Properties, Inc. believes it to be in the best interests of its shareholders who own 5,275,240 shares (which represents all of the issued outstanding) of the authorized and issued Common Stock of West Texas Real Estate & Resources, Inc., to sell these shares to AmeriResource Technologies, Inc., and

         WHEREAS, AmeriResource Technologies, Inc. Believes it will be beneficial to its business, and to its shareholders, to acquire the 5,275,240 shares of the authorized and issued shares of West Texas Real Estate & Resources, Inc.

                                    ARTICLE 1

                                      SALE

1.01 Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchases or accept from Seller, Five Thousand, Two Hundred Forty (5,275,240) shares of the authorized and issued Common Stock of West Texas Real Estate & Resources, Inc. West Texas Real Estate & Resources Inc. is the current owner and holder of an oil and gas lease covering 200 acres of the property listed on Exhibit "A" attached hereto.

                                  Consideration

         1.02 In consideration of the sale and transfer of the 5,275,240 shares of West Texas Real Estate & Resources, Inc., and the representations, warranties and covenants of Seller set forth in this Agreement, Purchaser shall issue to Seller, or it nominees, a Promissory Note in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) payable to LBI Properties, Inc. and/or its assigns and/or nominees. If the Promissory Note is not satisfied within tow years, the Purchaser may convert the Note into common stock at the then current market price.

                                    Covenants

         1.03     Purchaser and Seller further agree as follows:

                  (a) Seller shall have the right to (a) Seller shall have the right to repurchase 100% of West Texas Real Estate & Resources, Inc. for $2,000,000 in cash and/or publicly traded securities for a period of 120 days from the date of the Agreement.

                              Appraisal & Valuation

         1.04 The appraisal of the oil, gas and mineral lease held by West Texas Real Estate & Resources, Inc., is stated to be $10,550,481.00 USD as verified by certificate petroleum geologists.



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                                     Closing

         1.05 The parties agree to use their best efforts to consummate the closing of this transaction ("Closing"). The closing shall take place within the offices of the Seller and Purchaser and finalized with the exchange of the requested or required documents as soon as practical ("Closing Date"). Such Closing will be subject to the delivery and acceptance by purchaser of all documents including, but not limited to the geological report, the lease, financial statements and any other documents deemed necessary by purchaser.

                                   ARTICLE II

                      SELLER REPRESENTATION AND WARRANTIES

                  Seller hereby represents and warrants to Purchaser that the following facts and circumstances are true and correct:

                                  Organization

         2.01 Seller is a corporation duly organized, validly existing and is good standing under the laws of the State of Florida. Seller has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.

                               Ownership of Assets

         2.02 Seller is the sole owner of the 5,275,240 shares of West Texas Real Estate & Resources, Inc. with full right to sell or dispose of the shares as Seller may choose.

                              Laws and Regulations

         2.03 Seller is not in default or in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign, or other government department, board, bureau, agency, or instrumentally, wherever located, that wold materially adversely affect this agreement or future prospects.

                                    Authority

         2.04 Seller has full power and authority to execute, deliver, and/or consummate this Agreement. All reports and returns required to be filed with any government and regulatory agency with respect to this transaction have been or will be properly filed. Except as otherwise disclosed in this Agreement, no notice to or approval by any other person, form or equity, including governmental authorities is required of Seller to consummate the transaction contemplated by this Agreement.

                                 Full Disclosure

         2.05 No representation or covenant made to Purchaser in this Agreement not any document, certificate, exhibit, or other information given or delivered to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in this



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                  Agreement or the matters disclosed in the related documents, certificates, information, or exhibits not misleading, except as otherwise stated herein.

                                   ARTICLE III

                     PURCHASER REPRESENTATION AND WARRANTIES

         Purchaser hereby represents and warrants to Seller that the following facts and circumstances are true and correct:

                                  Organization

         3.01 Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on its business as now being conducted.

                               Ownership of Stock

         3.02 Purchaser is the sole owner of its stock listed in this Agreement with full right to sell or dispose of it as Purchaser may choose.

                              Laws and Regulations

         3.03 Purchaser is not in default or in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign, or other government department, board, bureau, agency, or instrumentality, wherever located, that would materially adversely affect this agreement or future prospects.

                                    Authority

         3.04 Purchaser has full power and authority to execute, deliver, and/or consummate this Agreement. All reports and returns required to be filed with any government and regulatory agency with respect to this transaction have been or will be properly filed. Except as otherwise disclosed in this Agreement, no notice to or approval by any other person, form or entity, including governmental authorities is required of Purchaser to consummate the transaction contemplated by the Agreement.

                                 Full Disclosure

         3.05 No representation or covenant made to Seller in this Agreement nor any document, certificate, exhibit, or other information given or delivered to Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact, or will omit a material fact necessary to make the statements contained in this Agreement or the matters disclosed in the related document, certificates, information, or exhibits not misleading, except as otherwise stated herein.

                                   ARTICLE IV

                                    COVENANTS

         Seller covenants with Purchaser and Purchaser covenants with Seller, that from and after the date of the Agreement, Seller and Purchaser will:



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                                 Resist Brokers

         4.01 Assist and cooperate with Purchaser of Seller in resisting any claim of any broker, investment banker, or third party for any brokerage fee, finder's fee, or commission against Purchaser or Seller in connection with the transactions contemplated by this Agreement.

                                 Obtain Consents

         4.02 As soon as reasonably practical after the execution of this Agreement, obtain and furnish the written consents of all entities necessary to approve this sale, if required or deemed necessary by Purchaser or Seller.

                                    ARTICLE V

                        PARTIES OBLIGATION AT THE CLOSING

                       Seller's Obligation at The Closing

         5.01 At the Closing, Seller shall transfer to Purchaser 5,275,240 shares of the authorized and issued Common Stock of West Texas Real Estate & Resources, Inc.

         5.02 At the Closing, Purchaser shall issue to Seller, or its nominees, against delivery of the assets specified in the Agreement a Promissory Note in the amount of One Million Seven Hundred Thousand Dollars ($1,700,00) payable to LBI Properties, Inc., and/or its assigns and/or nominees. If the Promissory Note is not satisfied within two years, the Purchaser may convert the Note into common stock at the then current market price.

                                 Effective Date

         5.03 This Agreement shall become effective, upon execution by authorized, witnessed, signatures of Constituents.

                                  Counterparts

         5.04 This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument. This document may be executed by the Constituents, utilizing facsimile transmission to bind this Agreement, and it shall be as legally binding as though executed in hard copy.

                                   ARTICLE VI

                                 INDEMNIFICATION

                     Covenant to Indemnify and Hold Harmless

         6.01 Purchaser covenants and agrees to indemnify, defead and hold harmless Seller from and against any and all claims, suits, losses, judgments, damages, and liabilities including any investigation, legal and other expenses incurred in connection with and any amount paid in settlement of any claim, action, suit, or proceeding (collectively called "Losses"), other than Losses disclosed in this Agreement, to which Seller may become subject, if such Losses arise out of or are



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                  based upon any facts and circumstances (or alleged facts and circumstances) that could result in or give rise to a misrepresentation, breach of warranty, or breach of covenant by Purchaser to Seller in this Agreement. This right to indemnification is in addition to any other right available to Seller, including the right to sue Purchaser for misrepresentation, breach of warranty, or breach of covenant under this Agreement.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.01 The representation covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing Date.

                                     Notices

         7.02 All notices that are required or that may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid as follows:

                  If to Seller:             Larry Adams
                                            10100 West Sample Rd, Ste. 401
                                            Coral Springs, FL 33065

                  If Purchaser:             Delmar Janovec
                                            4465 Jones Blvd. Ste. 1
                                            Las Vegas, NV 89103

                                   Assignment

         7.03 This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any other party without the written consent of all parties, and any attempt to make an assignment without consent is void.

                                  Governing Law

         7.04 This Agreement shall be construed and governed by the laws of the State of Flordia. Venue shall be in Broward County, Flordia.

                               Amendments; Waiver

         7.05 This Agreement may be amended only in writing by the mutual consent of all of the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

                                   Non-Waiver

         7.06 The failure of any constituent to this Agreement, to insist in any one or more cases upon the performance by another Constituent, of any of the provisions, terms or conditions of this Agreement, or to fail to exercise any option herein



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                  contained, shall not be construed as a waiver or
                  relinquishment of any other provision, term or condition of this Agreement. No waiver by a Consultant of a breach by the other Constituent shall be construed as a waiver with respect to any other subsequent breach.

                              Captions and Headings

         7.07 The Article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit, or add to the meaning of any provision of this Agreement

                              Mutual Consideration

         7.08 The Constituents hereto shall cooperate with each other to achieve the mutually desired purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to successfully accomplish the intention of the transaction described herein, for the best interest of each of the Constituent Companies.

                                    Exhibits

         7.07 Any exhibit referred to in this Agreement, but not currently available, shall be provided at the earliest possible date. The representations by the Constituents hereto, of this Agreement, and in any Attachments or Addendum hereto, shall survive the Effective Date hereof, and shall supersede any and all prior agreements and understandings if any between the Constituent Companies, and subsequent to the Effective Date of this Agreement, can only be modified by resolutions ratified by the Boards of Directors of each of the Constituent Companies, or by vote of shareholders carrying the right to vote a majority of the controlling shares of the parent corporation.

         SIGNED on the dates below to be effective the 13th day of July, 2000

                                              Seller:

                                              LBI Properties, Inc.

Date:  July 13, 2000                      By: /s/ J.L. ADAMS
                                             -------------------------------
                                                     (Signature)

                                              J. L. Adams, President
                                              ------------------------------
                                              (Printed name and title)

                                              Purchaser:

                                              AmeriResource Technologies, Inc.

Date:  July 13, 2000                      By: /s/ DELMAR JANOVEC
                                             -------------------------------
                                                     (Signature)

                                              Delmar A. Janovec, Chairman & CEO
                                              ---------------------------------
                                              (Printed name & title)



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                                 PROMISSORY NOTE

$1,700,000                                                   JULY 13, 2000

FOR VALUE RECEIVED, the undersigned promises to pay to the order of LBI Properties Inc., a Corporation at 10100 W. Sample Rd., Suite 401, C oral Springs, FL 33065 or at such other place as the legal holder hereof may designate in writing, the sum of One Million Seven Hundred Thousand Dollars ($1,700,000), together with interest from the date of this Note until paid at the rate of seven and one-half percent (7 1/2%) per annum.

Any payment made shall first be applied to the interest accrued, and the balance shall be applied to the principal of the Note. The holder hereof, without notice and without releasing the liability of any party hereto, may grant extensions or renewals hereof from time to time, successively or otherwise and for any term or terms, add or relate one or more parties hereto, acquire security, or release any security in whole or in part, and the legal holder hereof shall not be liable for or prejudiced by failure to collect the payment of the Note or any guaranty of this Note or for lack of diligence in bring suite on this Note or any renewal or extension hereof.

         The undersigned waives protest, demand, presentment for payment, and notice of protest and nonpayment of this Note. If this Note is placed with an attorney for collection upon default, the undersigned agrees to pay reasonable attorney's fees and court costs.

                                    COVENANTS

a) ASSIGNMENTS - LBI Properties, Inc. may assign, sell and/or transfer this note at anytime without notice.

b) PAYMENTS - the undersigned may Convert this Note into common stock of Amerisource Technologies Inc in two (2) years from the date above.

c) SECURITY - THIS Note shall be secured by the Five Million Two Hundred and Seventy-Five Two Hundred forty (5,275,240) shares of West Texas Real Estate and Resources, Inc acquired by the undersigned though the issuance and execution of this Note.

         This Note is to be governed by and construed in accordance with laws of the State of Florida.

         IN WITNESS WHEREOF the undersigned maker has executed and prepared this Promissory Note this ____ day of July, 2000.

                                            AMERIRESOURCE TECHNOLOGIES INC

                                        By: /s/ DELMAR A. JANOVEC
                                           -----------------------------------
                                                (Signature)


                                            Delmar A. Janovec, President
                                            ----------------------------------
                                                 (Printed name and title)



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